For Immediate Release: February 23, 2015
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT Completes Sale of
Office Building in Indianapolis, Indiana
El Segundo, Calif. (February 23, 2015) - Griffin Capital Corporation ("Griffin Capital") announced today, on behalf of Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), the sale of College Park Plaza in Indianapolis, Indiana. The property was sold to CRE College Park LLC, a value add multi-tenant office buyer, for $14.3 million and was originally acquired by GCEAR in November 2013 as part of a larger transaction where the allocated acquisition price was $7.4 million.
Commenting on the sale, Scott Tausk, Griffin Capital's Managing Director of Asset Management stated, "This sale of College Park Plaza continues the execution of a portfolio strategy we put in place when it was acquired as part of an 18-property acquisition. While the property did not fit the REIT's single tenant, essential asset investment criteria, we felt we could create meaningful value for our investors by renewing and expanding the two largest tenants before divesting the property.  Having accomplished those two lease transactions in 2014, we are able to complete this property’s strategic plan today."
Michael Escalante, Griffin Capital's Chief Investment Officer added, "The successful completion of strategic plans for both College Park Plaza and the recently sold Eagle Rock Executive Office Center in New Jersey illustrates our capability to create value on non-core assets, allowing us a flexibility within our investment strategy that ultimately benefits our investors.”

About Griffin Capital Essential Asset REIT and Griffin Capital Corporation
Griffin Capital Essential Asset REIT, Inc. is a publicly registered non-traded REIT with a portfolio that currently includes 56 office and industrial distribution properties totaling approximately 13.0 million rentable square feet and total capitalization of over $2.3 billion.1 The REIT's sponsor is Griffin Capital Corporation ("Griffin Capital"), a privately-owned real estate company headquartered in Los Angeles. Led by senior executives each with more than two decades of real estate experience collectively encompassing over $20 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 33 million square feet of space since 1995. Griffin Capital and its affiliates through the end of 2014 owned, managed, sponsored and/or co-sponsored a portfolio consisting of approximately 28 million square feet of space, located in 33 states and 1.0 million square feet located in the United Kingdom, representing approximately $6.7 billion in asset value.2 Additional information about Griffin Capital is available at www.griffincapital.com.
[1] Includes the property information related to the acquisition of an 80% ownership interest in the Digital Realty joint venture.
[2] Includes Griffin-American Healthcare REIT II, Inc. (GAHR II) which merged with NorthStar Realty Finance Corporation in December 2014. Griffin Capital’s co-sponsor in GAHR II continues to manage that portfolio.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.

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